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Exhibit 4.1

NUMBER		UNITS
VTG-U
SEE REVERSE FOR CERTAIN DEFINITIONS	VANTAGE DRILLING COMPANY
CUSIP

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT

is the owner of                        Units.

Each Unit ("Unit") consists of one (1) ordinary share, par value $0.001 per share ("Ordinary Share"), of Vantage Drilling Company, a Cayman Islands exempted company (the "Company"), and one warrant (a "Warrant"). Each Warrant entitles the holder to purchase one (1) Ordinary Share for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) May 24, 2008 and (ii) the Company's completion of an initial merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, and will expire unless exercised before 5:00 p.m., Eastern Time, on May 24, 2011 or earlier upon redemption. The Ordinary Shares and Warrants comprising the Units represented by this certificate will begin separate trading as soon as practicable following [                        ], 2008 [the effective date of the registration statement]. The terms of the Warrants are governed by a Warrant Agreement, dated as of [                        ], between the Company and Continental Stock Transfer & Trust Company as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By		Vantage Drilling Company
CORPORATE
CAYMAN ISLANDS
	Chief Executive Officer	SEAL	Secretary
2007

Vantage Drilling Company

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenants by the entireties	(Cust)	(Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common

(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                           Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event that the Corporation is liquidated because it does not consummate a business combination or the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Corporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.

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  Exhibit 4.1